UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
November 1, 2007

____________________________

LANDBANK GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-52315	20-1915083
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7030 HAYVENHURST AVE, VAN NUYS, CALIFORNIA 91406
(Address of principal executive offices, including zip code)

(818) 464-1640
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Securities Exchange Agreement

Effective November 1, 2007, the Landbank Group, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Agreement”) with Landbank Acquisition LLC (“Investor”).  Family Products LLC, a member of Investor, also is a party to the Agreement for the limited purpose of providing indemnification to the Company thereunder.

The Agreement calls for the following transactions (the “Transactions”) to occur at the closing:  (1) the Company to transfer ownership of Landbank LLC, its operating subsidiary (“LLC”), to Investor (the “LLC Transfer”), (2) the Company to issue 79,311,256 new shares to Investor to increase Investor’s current equity holdings in Company of approximately fifty-five percent (55%) to approximately ninety-five percent (95%) (the “Share Issuance”), (3) Investor to provide full indemnity to Company for LLC’s prior operations and liabilities, (4) LLC to assign $500,000 in debt to Company owed to Investor, (5) LLC to retain approximately $500,000 in debt owed to third parties and approximately $2.5 million in debt owed to Investor, and (6) the Company to retain approximately $5,000 in cash for the Company’s working capital.

The consummation of the Transactions is subject to the receipt of customary closing conditions, including approval of the LLC Transfer by the Corporation’s stockholders and the amendment of the Company’s Certificate of Incorporation to change the name of the Company and to increase the number of authorized shares of Common Stock from 100,000,000 to 2,000,000,000.

Investor and the Company have also agreed to enter into a Registration Rights Agreement between them at the closing (the “Registration Rights Agreement”) pursuant to which the Investor will receive certain demand and piggyback registration rights with respect to the shares received in the Share Issuance.

The Agreement may be terminated with the written consent of the Company and Investor.  Subject to satisfaction of such closing conditions, the Transactions are expected to close by the end of 2007 or during the first quarter of 2008.

The description contained in this Item 1.01 of certain terms of the Agreement and the transactions contemplated by the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1. The Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company. The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information About the Proposed Transaction and Where You Can Find It

This document may be deemed to be solicitation material in respect of the proposed transfer of substantially all of the Company's assets to Investor. In connection with the proposed transaction, a proxy statement or information statement will be filed by the Company with the SEC. STOCKHOLDERS OF THE COMPANY ARE ENCOURAGED TO READ THE PROXY STATEMENT OR INFORMATION STATEMENT, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/information statement will be mailed to stockholders of the Company. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov or from Landbank Group, Inc., 7030 Hayvenhurst Ave., Van Nuys, CA 91406.

The Company and its respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the directors and executive officers of the Company is available in the Company’s Form 10-KSB, filed with the SEC on April 2, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement/information statement and the other relevant documents filed with the SEC when they become available.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Securities Exchange Agreement dated November 1, 2007 by and among Landbank Group, Inc., Landbank Acquisition LLC and Family Products LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBANK GROUP, INC. (Registrant)

Dated: November 7, 2007	By:	/s/ Eric Stoppenhagen
Eric Stoppenhagen
Interim President